UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2021

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1900 FIFTH AVENUE NORTH BIRMINGHAM, ALABAMA 35203
(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RF	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B	RF PRB	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of 5.700% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C	RF PRC	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of 4.45% Non-Cumulative Perpetual Preferred Stock, Series E	RF PRE	New York Stock Exchange

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 21, 2021, the Board of Directors (the “Board”) of Regions Financial Corporation (the “Company”) approved and adopted an amendment and restatement to the Company’s By-Laws (as so amended, the “By-Laws”) to make certain changes summarized below.

Article II, Sections 1 and 2 of the By-Laws have been revised to clarify that, to the extent permitted under the Delaware General Corporation Law (“DGCL”), annual and special meetings of stockholders may be held by means of remote communication. Confirming changes were made elsewhere in the By-Laws, including Article II, Section 6. In addition, Article III, Section 7 of the By-Laws has been revised to clarify that regular and special meetings of the Board may be held by means of remote communication, and Article III, Section 10 of the By-Laws has been revised to further clarify that written action taken without a meeting may be evidenced by electronic transmission.

Article V, Section 9 of the By-Laws has been revised to provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for any action asserting a cause of action arising under the Securities Act of 1933 or any rule or regulation promulgated thereunder, to the fullest extent permitted by law.

Article VII, Section 1 of the By-Laws regarding Emergency By-Laws has been revised to specifically reference epidemics, pandemics and declarations of national emergency by the United States government as conditions triggering the Emergency By-Laws. In addition, other revisions are made to Article VII to conform to recent amendments to Section 110 of the DGCL.

The By-Laws also include a number of other ministerial, clarifying and conforming changes.

The foregoing summary is qualified in its entirety by reference to the By-Laws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated in this Item 5.03 by reference.

Item 8.01	Other Events.

On July 21, 2021, the Company issued a press release announcing the Board’s declaration of cash dividends on the Company’s common stock, Series B preferred shares, Series C preferred shares, Series D preferred shares and Series E preferred shares.

A copy of the press release announcing the dividends is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

3.2	By-Laws of Regions Financial Corporation, as amended and restated as of July 21, 2021.

99.1	Press release dated July 21, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regions Financial Corporation

Date: July 21, 2021	By:	/s/ Tara A. Plimpton
Name: Tara A. Plimpton
Title: Chief Legal Officer and Corporate Secretary